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Exhibit 3.33

[QUÉBEC LOGO]
L'Inspecteur général des institutions financières	Form 1 ARTICLES OF INCORPORATION Companies Act Part 1A

1	Corporate name or number
2945-9906 QUÉBEC INC.

2	Judicial district of Québec where the company has its head office	3	Exact number or maximum and minimum no. of directors	4	Effective date if later than filing date
Montréal		Minimum 1 Maximum 10

5	Description of share capital
See Schedule "A", which forms an integral part hereof.

6	Restrictions on share transfers, if any
See Schedule "B", which forms an integral part hereof.

7	Limitations on its activities, if any
N/A

8	Other provisions
See Schedule "C", which forms an integral part hereof.

9	Founders
Surname and first name	Address including postal code (if a corporation, indicate the head office and statute of incorporation)	Profession	Signature of each founder (if a corporation, signature of authorized person)
Incorporators Inteltex Inc. Inteltex Incorporators Inc.	651 Notre Dame West Montréal (Québec) H3C 1J1	Corporation incorporated under the Canada Business Corporations Act	(sgd) President

If insufficient space, attach a schedule

Reserved for administration			2945-9906
Government of Québec Filed December 5, 1991
Inspector General of Financial Institutions
[GRAPHIC] DAB MULTIMEDIA

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act Part 1A

1.	Corporate name or number
CASCADES MULTI-PRO INC.

2.	The articles of the company are amended as follows:

3.	Effective date, if different from the date of filing (see instructions)	4.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
2945-9906 QUÉBEC INC.

Authorized signature			Position of signatory: Founder
(signed) CASCADES INC. per:

Reserved for the administration			2945-9906
Government of Québec Filed January 17, 1992
Inspector General of Financial Institutions Doc D Form 5

SCHEDULE "A"

regarding

SHARE CAPITAL

        The Company's unlimited share capital consists of seven (7) classes of shares carrying the following rights, privileges, conditions and restrictions:

A)    CLASS "A" SHARES: The number of Class "A" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends and Participation. Subject to the rights and privileges conferred by the other classes of shares, the Class "A" shareholders, together with the Class "A" shareholders, shall be entitled to:

  a)
  participate in the property, profits and asset surplus of the Company and for such purpose to receive any dividends declared by the Company; and

  b)
  share in the remaining property upon the liquidation of the Company.

  2)
  Restriction. In addition to the conditions imposed by Section 123.70 of the COMPANIES ACT, the Company shall not pay any dividends on the Class "A" shares or purchase such shares by private agreement if such payment or purchase would result in the realizable value of the net assets of the Company being insufficient to redeem the Class "D" and E shares.

  3)
  Voting Rights. The Class "A" shareholders shall be entitled to vote at any meetings of the shareholders of the Company, and each Class "A" share shall entitle them to one (1) vote, except at meetings where the right to vote is limited to shareholders of another class.

  4)
  Right of Exchange. Subject to the combined approval of the directors of the Company and of the shareholders holding the majority of the outstanding Class "D" shares, the Class"A" shareholders shall be entitled to require, with respect to all or part of their shares, and on demand, the issuance of one Class "D" share in exchange for any Class "A" share on the following basis: the rate of conversion shall be one Class "D" share for each Class "A" share exchanged, the new Class "D" share relating to an amount identical to the amount paid in the appropriate subdivision of the issued and paid-up share capital account for the Class "A" share exchanged.

  If they wish to exercise their right of exchange, the Class "A" shareholders must send a written notice to the head office of the Company or to the office of its transfer agent setting forth the number of Class "A" shares they wish to exchange. This notice shall be accompanied by the share certificate for the Class "A" shares to be exchanged and shall bear the signatures of the persons registered in the books of the Company as being the holders of such Class "A" shares, or the signature of their duly authorized agent. Upon receiving such notice and the share certificate for the Class "A" shares to be exchanged, the Company shall prepare a certificate representing the Class "D" shares to be issued pursuant to the exchange and, in the event of a partial exchange of the shares represented by the certificate sent to the Company, it shall prepare, at no charge, a new certificate representing the Class "A" shares that are not being exchanged.

  The Class "A" shares so exchanged shall be automatically cancelled on the date of exchange, and the Company shall amend, in accordance with the provisions of Sections 123.50 and 123.51 of the COMPANIES ACT, the subdivisions of its issued and paid-up share capital account relating to the Class "A" and D shares.

B)    CLASS "A" SHARES: The number of Class "A" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends and Participation. Subject to the rights and privileges conferred by the other classes of shares, the Class "A" shareholders, together with the Class "A" shareholders, shall be entitled to:

  a)
  participate in the property, profits and asset surplus of the Company and for such purpose to receive any dividends declared by the Company; and

  b)
  share in the remaining property upon the liquidation of the Company.

  2)
  Restriction. In addition to the conditions imposed by Section 123.70 of the COMPANIES ACT, the Company shall not pay any dividends on the Class "A" shares or purchase such shares by private agreement if such payment or purchase would result in the realizable value of the net assets of the Company being insufficient to redeem the Class "D" and E shares.

  3)
  Voting Rights. The Class "A" shareholders shall be entitled to vote at any meetings of the shareholders of the Company, and each Class "A" share shall entitle them to one (1) vote, except at meetings where the right to vote is limited to shareholders of another class.

C)    CLASS "C" SHARES: The number of Class "C" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends and Participation. The Class "C" shareholders shall not participate in the profits or asset surplus of the Company and, for such purpose, shall not be entitled to any dividends declared by the Company.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "C" shareholders shall be entitled, in priority to the shareholders of all the other classes, to the amount paid in the subdivision of the issued and paid-up share capital account relating to the Class "C" shares.

  3)
  Voting Rights. The Class "C" shareholders shall be entitled to vote at any meetings of the shareholders of the Company, and each Class "C" share shall entitle them to one (1) vote, except at meetings where the right to vote is limited to shareholders of another class.

  4)
  Automatic Redemption. Subject to the provisions of Section 123.54 of the COMPANIES ACT, the Company shall automatically redeem the Class "C" shares held by a shareholder upon his death. The Company shall have a period of thirty (30) days from the date of death to pay to the executors or administrators of the estate of the deceased a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "C" shares, upon receipt of certificates representing the shares redeemed.

  The Class "C" shares so exchanged shall be automatically cancelled on the date they are redeemed, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "C" shares.

  5)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "C" shares outstanding.

  The Class "C" shares so purchased shall be automatically cancelled on the date they are purchased, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "C" shares.

  6)
  Veto Right. No conversion of the Class "C" shares and no creation of shares of any other classes ranking pari passu or prior to the Class "C" shares may be authorized and the above provisions relating to the Class "C" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "C" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "C" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

D)    CLASS "D" SHARES: The number of Class "D" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "D" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A", "B", "E", "F" and "G" shareholders, and out of the funds available for the payment of dividends, a monthly, preferential and non-cumulative dividend of one percent (1%) per month, calculated on the "redemption value" of the Class "D" shares, as defined in paragraph (5) hereinbelow. The Company shall not declare such a dividend for more than one month at a time, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "D" shareholders shall be entitled, in priority to the Class "A", "B", "E", "F" and "G" shareholders, but after the Class "C" shareholders, to payment of the "redemption value" of the Class "D" shares, as defined in paragraph (5) hereinbelow, plus the amount of all declared but unpaid dividends on the Class "D" shares.

  3)
  Additional Participation. The Class "D" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "D" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or to receive notices of meetings.

  5)
  Right of Redemption. Subject to the provisions of Section 123.54 of the COMPANIES ACT, the Class "D" shareholders shall have, at all times, and upon written request, the right to require that their shares be redeemed by the Company at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "D" shares, plus a premium equal to the difference between, on the one hand, the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "D" shares and, on the other hand, the fair market value for the Class "A" shares upon their exchange for Class "D" shares.

  The redemption price so determined shall constitute the "redemption value" of the Class "D" shares, to which shall be added, where applicable, the amount that the Company shall pay as declared but unpaid dividends on such Class "D" shares. The Company and the Class "D" shareholders shall rely on the fair market value of the Class "A" shares, upon their exchange for Class "D" shares, to establish the value of the above-mentioned premium.

  In the event of a disagreement with the federal or provincial Department of Revenue, the fair market value of the Class "A" shares upon their exchange determined by the Department of Revenue shall prevail, and the amount of the premium shall be adjusted accordingly, if the Department of Revenue gives the Company and the Class "D" shareholder an opportunity to contest its evaluation with the Department of Revenue or before the courts. In the event of a discrepancy between the federal evaluation and the provincial evaluation, the amount of the premium shall be equal to the lesser of the evaluations established in accordance with an uncontested assessment or final judgment, if any.

  The Class "D" shares so redeemed at the request of a shareholder shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "D" shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "D" shares outstanding. However, the purchase price shall not exceed the redemption price mentioned above or exceed the realizable value of the net assets of the Company.

  The Class "D" shares so purchased shall be automatically cancelled on the date of purchase, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "D" shares.

  7)
  Veto Right. No conversion of the Class "D" shares and no creation of shares of any other classes ranking pari passu or prior to the Class "D" shares may be authorized and the above provisions relating to the Class "D" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "D" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "D" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

E)    CLASS "E" SHARES: The number of Class "E" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "E" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A", "B", "F" and "G" shareholders, after the Class "D" shareholders, and out of the funds available for the payment of dividends, a monthly, preferential and non-cumulative dividend of one percent (1%) per month, calculated on the "redemption value" of the Class "E" shares, as defined in paragraph (5) hereinbelow. The Company shall not declare such dividend for more than one month at a time, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "E" shareholders shall be entitled, in priority to the Class "A", "B", "F" and "G" shareholders, but after the Class "C" and "D" shareholders, to payment of the "redemption value" of the Class "E" shares, as defined in paragraph (5) hereinbelow, plus the amount of all declared but unpaid dividends on the Class "E" shares.

  3)
  Additional Participation. The Class "E" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "E" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or to receive notices of meetings.

  5)
  Right of Redemption. Subject to the provisions of Section 123.54 of the COMPANIES ACT, the Class "E" shareholders shall have, at all times, and upon written request, the right to require that their shares be redeemed by the Company at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "E" shares, plus a premium equal to the difference between, on the one hand, the fair market value of the consideration received by the Company upon the issuance of such Class "E" shares, in consideration of their issuance and, on the other hand, the aggregate of:

  a)
  the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "E" shares, and

  b)
  the fair market value of any property, other than Class "E" shares, given by the Company as payment of such consideration.

  The purchase price so determined shall constitute the "redemption value" of the Class "E" shares, to which shall be added, where applicable, the amount that the Company shall pay as declared but unpaid dividends on such Class "E" shares. The Company and the subscriber of Class "E" shares shall determine by mutual agreement upon the issuance of the Class "E" shares the fair market value of the above-mentioned consideration. In the event of a disagreement with the federal or provincial Department of Revenue, the fair market value of such consideration determined by the Department of Revenue shall prevail, and the amount of the premium shall be adjusted accordingly, if the Department of Revenue gives the Company and the Class "E" shareholder an opportunity to contest its evaluation with the Department of Revenue or before the courts. In the event of a discrepancy between the federal evaluation and the provincial evaluation, the amount of the premium shall be equal to the lesser of the evaluations established in accordance with an uncontested assessment or final judgment, if any.

  The Company shall redeem the Class "E" shares without taking into account the other classes of shares, and shall have a period of thirty (30) days from the redemption date to pay the redemption price to the former Class "E" shareholder. If the provisions of Section 123.54 of the COMPANIES ACT do not allow it to abide by such time limit, the Company shall pay a portion of the redemption price within the thirty (30)-day period, and shall pay any unpaid balance as soon as it can legally do so.

  The Class "E" shares so redeemed at the option of their holder shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "E" shares.

  Furthermore, in the event that, when an adjustment is made, all of the Class "E" shares have already been redeemed, the Company shall pay the holders, as soon as it can legally do so, the amount of any extra premiums, if the adjustment is made upward, or the holders shall reimburse to the Company the amount of any overpaid premiums if the adjustment is made downward, plus interest at the higher of the rate prescribed under Section 28 of the ACT RESPECTING THE MINISTÈRE DU REVENU (R.S.Q., c. M-31) or Section 4301 of the federal INCOME TAX ACT REGULATIONS, as established for the periods concerned, the whole prorated according to the Class "E" shares held by each holder. If only a portion of the Class "E" shares has then been redeemed, the proportion of the extra payment or reimbursement, as the case may be, corresponding to the shares already redeemed, shall be made as soon as legally possible, plus interest at the rate determined above, and as for that relating to the shares remaining to be redeemed, it shall adjust, either upward or downward, as the case may be, the amount of the premium for such shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "E" shares outstanding. However, the purchase price shall not exceed the redemption price mentioned above or exceed the realizable value of the net assets of the Company.

  The Class "E" shares so purchased shall be automatically cancelled on the date of purchase, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "E" shares.

  7)
  Veto Right. No conversion of the Class "E" shares and no creation of shares of any other classes ranking pari passu or prior to the Class "E" shares may be authorized and the above provisions relating to the Class "E" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "E" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "E" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

F) CLASS "F" SHARES: The number of Class "F" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "F" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A", "B" and "G" shareholders, but after the Class "D" and "E" shareholders, and out of the funds available for the payment of dividends, an annual, preferential and non-cumulative dividend of one dollar ($1) per share, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "F" shareholders shall be entitled, in priority to the Class "A", "B" and "G" shareholders, but after the Class "C", "D" and "E" shareholders, to reimbursement of the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "F" shares, plus the amount of all declared but unpaid dividends on the Class "F" shares.

  3)
  Additional Participation. The Class "F" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "F" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or to receive notices of meetings.

  5)
  Right of Redemption. Subject to the provisions of Section 123.54 of the COMPANIES ACT, the Class "F" shareholders shall have, at all times, upon written request, the right to require that all or part of their shares be redeemed by the Company at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "F" shares, plus, where applicable, the amount paid by the Company as declared but unpaid dividends on such Class "F" shares. The Company shall redeem the shares upon receiving the request for redemption and shall have, as of such date, a period of thirty (30) days to pay to the former Class "F" shareholders the redemption price for their shares. If the provisions of Section 123.54 of the COMPANIES ACT do not allow it to abide by such time limit, the Company shall pay the a portion of the redemption price within the thirty (30)-day period, and shall pay any unpaid balance as soon as it can legally do so.

  The Class "F" shares so redeemed at the option of their holders shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "F" shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "F" shares outstanding.

  The Class "F" shares so purchased shall be automatically cancelled on the date they are purchased, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "F" shares.

  7)
  Veto Right. No conversion of the Class "F" shares and no creation of shares of any other classes ranking pari passu or prior to the Class "F" shares may be authorized and the above provisions relating to the Class "F" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "F" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "F" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

G)    CLASS "G" SHARES: The number of Class "G" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "G" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A" and "B" shareholders, but after the Class "D", "E" and "F" shareholders, and out of the funds available for the payment of dividends, an annual, preferential and non-cumulative dividend of one dollar ($1) per share, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "G" shareholders shall be entitled, in priority to the Class "A" and "B" shareholders, but after the Class "C", "D", "E" and "F" shareholders, to reimbursement of the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "G" shares, plus the amount of all declared but unpaid dividends on the Class "G" shares.

  3)
  Additional Participation. The Class "G" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "G" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or to receive notices of meetings.

  5)
  Unilateral Right of Redemption. Subject to the provisions of Section 123.53 of the COMPANIES ACT, the Company may, when it deems appropriate and on thirty (30) days' written notice, unilaterally redeem the Class "G" shares at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "G" shares, plus the amount of the declared but unpaid dividends on such shares. In the event of a partial redemption, the shares shall be redeemed on a pro rata basis according to the number of Class "G" shares outstanding, without taking into account fractional shares.

  The Class "G" shares so redeemed shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "G" shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "G" shares outstanding.

  The Class "G" shares so purchased shall be automatically cancelled on the date of purchase, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "G" shares.

  7)
  Veto Right. No conversion of the Class "G" shares and no creation of shares of any other classes ranking pari passu or prior to the Class "G" shares may be authorized and the above provisions relating to the Class "G" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "G" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "G" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

SCHEDULE "B"

regarding

RESTRICTIONS ON TRANSFERS

OF SHARES

        No transfers of the Company's shares may be made without the consent of the directors, which shall be evidenced by a resolution of the Board of Directors. However, such consent may be given after the transfer has been registered in the books of the Company, in which case it shall be valid and shall become effective retroactively to the date of registration of the transfer of shares.

SCHEDULE "C"

regarding

OTHER PROVISIONS

1.
The number of shareholders of the Company shall be limited to fifty, excluding those presently or formerly employed by the Company or a subsidiary; two or more persons holding one or more shares jointly shall be counted as a single shareholder;

2.
Any public offerings by the Company are prohibited.

3.
The directors may, when they deem appropriate:

a)
borrow funds on the credit of the Company;

b)
issue debentures or other securities of the Company and grant security on them or sell them for the price and sum deemed appropriate;

c)
notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the movable and immovable property of the Company, present or future, to guarantee the payment of such debentures or other security, or give only partial security for the same purposes; and constitute the hypothec, mortgage or pledge mentioned above by trust deed, in accordance with Sections 27 and following of the Special Corporate Powers Act (R.S.Q., c. P-16), or in any other manner;

d)
hypothecate or pledge immovables, or pledge or otherwise charge the movable property of the Company, or grant these various types of guarantee to secure the payment of borrowings made otherwise than by the issuance of debentures, as well as the payment or performance of other debts, contracts and undertakings of the Company.

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  Exhibit 3.33
SCHEDULE "A" regarding SHARE CAPITAL
SCHEDULE "B" regarding RESTRICTIONS ON TRANSFERS OF SHARES
SCHEDULE "C" regarding OTHER PROVISIONS